Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Eye Care centers of America, Inc. (the “Company”) on Form 10-Q for the period ended September 25, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David E. McComas, as President and Chief Executive Officer of the Company and Alan E. Wiley, as Chief Financial Officer of the Company, each herby certifies pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 09, 2004	/s/ DAVID E. MCCOMAS
David E. McComas President and Chief Executive Officer

/s/ ALAN E. WILEY
Alan E. Wiley Executive Vice President and Chief Financial Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO EYE CARE CENTERS OF AMERICA, INC. AND WILL BE RETAINED BY EYE CARE CENTERS OF AMERICA, INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.